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Exhibit 4.1

        NES RENTALS HOLDINGS, INC.

NUMBER	SHARES
NES
COMMON	COMMON
INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE
THIS CERTIFICATE IS TRANSFERABLE IN CHICAGO, ILLINOIS AND NEW YORK, NEW YORK	SEE REVERSE FOR CERTAIN DEFINITIONS CUSIP 640820 10 6

This Certifies that

is the owner of

FULLY PAID AND NONASSESSABLE SHARES OF THE COMMON STOCK, PAR VALUE $.01 PER SHARE, OF

NES Rentals Holdings, Inc. transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed.

[ILLEGIBLE]

CERTIFICATE OF STOCK

COUNTERSIGNED AND REGISTERED:
    LASALLE BANK NATIONAL ASSOCIATION,
      TRANSFER AGENT AND REGISTRAR
By:
                    AUTHORIZED SIGNATURE

[ILLEGIBLE]
SENIOR VICE PRESIDENT AND
CHIEF FINANCIAL OFFICER

[ILLEGIBLE]
SECRETARY

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  Exhibit 4.1